EXHIBIT 99.1


 Company: Jack Henry & Associates, Inc.    Analyst Contact: Kevin D. Williams
          663 Highway 60, P.O. Box 807         Chief Financial Officer
          Monett, MO 65708                     (417) 235-6652


                                           IR Contact: Jon Seegert
 FOR IMMEDIATE RELEASE                         Director of Investor Relations
 ---------------------                         (417) 235-6652


              JACK HENRY & ASSOCIATES FISCAL 2006 SECOND QUARTER
              --------------------------------------------------
                           NET INCOME INCREASES 22%
                           ------------------------

 Monett, MO. February 1, 2006 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of integrated technology solutions that performs data processing for financial institutions, today announced second quarter fiscal 2006 results with an 8% increase in revenue, an increase of 20% in gross profit and a 22% increase in net income over the second quarter of fiscal 2005. For the first six months of fiscal 2006 revenue increased 9%, with an increase of 16% in gross profit and an increase of 19% in net income over the same six months in fiscal 2005.

 For the quarter ended December 31, 2005, the company generated total revenue of $147.4 million compared to $136.0 million in the same quarter a year ago. Gross profit increased to $65.5 million compared to $54.7 million in the second quarter of last fiscal year. Net income totaled $21.6 million, or $0.23 per diluted share, compared to $17.7 million, or $0.19 per diluted share in the same quarter a year ago.

 For the first half of fiscal 2006, total revenue of $284.4 million was generated compared to $260.1 million for the first half of fiscal 2005. Gross profit increased to $122.0 million compared to $105.3 million during the same period last fiscal year. Net income for the first half of fiscal 2006 was $41.1 million, or $0.44 per diluted share, compared to $34.4 million, or $0.37 per diluted share for the same six months in fiscal 2005.

 According to Jack Prim, CEO, "We are pleased with the overall performance in the quarter. Our license fees revenues were the third highest in company history, even as the core system delivery preference in our banking business continues to be for outsourcing. Consistent with this shift in delivery preference, support and service revenues and margins showed strong improvements and hardware revenues, our lowest margin revenue component, were down in the quarter. All of these factors contributed to the 22% increase in net income and reinforces our previous statements that for those who take the long term view of our company these trends are very positive. Additionally, our acquired companies continue to grow in importance and have contributed higher revenues year to date than projected at our analyst meeting last May."


      Operating Results

 "We have continued to experience strong demand for all the components that make up our recurring revenue which include outsourcing, in-house maintenance and ATM/Debit card processing," stated Tony Wormington, President. "As these offerings continue to grow they also expand our gross margins through additional leverage of the existing infrastructure. In addition to this our managers continue to focus on improving margins through the control of operating costs. We believe the ability to leverage the vast experience and commitment of our managers and associates with the lessons learned during the past 30-years in business will continue to allow us to recognize near-and long-term revenue growth and margin expansion."

 License revenue for the second quarter was $20.8 million, or 14% of second quarter total revenue, compared to $22.2 million, or 16% of the second quarter total revenue a year ago. Support and service revenue increased to $106.5 million, or 72% of total revenue in second quarter of fiscal 2006 from $87.7 million, or 65% of total revenue for the same period a year ago. Hardware sales in the second quarter of fiscal 2006 decreased to $20.1 million, or 14% of total revenue, from $26.1 million, or 19% of total revenue in the second quarter of last fiscal year.

 For the first half of fiscal 2006, license revenue decreased to $37.8 million, or 13% of total revenue, compared to $41.7 million, or 16% of the total revenue a year ago. Support and service revenue contributed 73% to total revenue, or $205.9 million of the total revenue for the first six months of the current fiscal year compared to $171.4 million, or 66% of total revenue for the first six months of the prior fiscal year. Hardware sales for the first half of fiscal 2006 were $40.7 million compared to $47.0 million for the same period last year. Hardware revenue was 14% of total revenue for fiscal 2006 and 18% of revenue year to date in fiscal 2005.

 Cost of sales for the second quarter remained nearly even at $81.9 million for the three months ended December 31, 2005 from $81.2 million for the same three months ended December 31, 2004. Second quarter gross profit increased 20% to $65.5 million with a 44% gross margin, compared to $54.7 million and a 40% gross margin for the same period a year ago.

 Cost of sales for the six months ended December 31, 2005 increased 5%, to $162.4 million from $154.7 million for the same period ended December 31, 2004. Gross profit for the first half of fiscal 2006 increased 16% to $122.0 million with a 43% gross margin, compared to $105.3 million or a 40% gross margin for the first half of fiscal 2005.

 Gross margin on license revenue for the second quarter and the first half of fiscal 2006 was 95% compared to 92% a year ago for the same periods due to a reduction in license revenue delivered through reseller agreements.

 "We continue to obtain additional gross margin leverage primarily through our outsourcing and electronic payment infrastructures as well as other areas due to process improvement and revised procedures," stated Kevin Williams, CFO of Jack Henry & Associates. "Also positively impacting our gross margins is the continued decrease in hardware revenues as a percentage of total revenue."

 Support and service gross margin increased to 38% in the second quarter of fiscal 2006 from 31% a year ago. Support and service gross margin increased to 37% in the first six months of fiscal 2006 from 32% for the first six months in fiscal 2005 mainly due to revenue growth for the quarter and first half of the fiscal year increasing at a much faster rate than costs, as we are able to leverage our resources and control costs. Hardware gross margins were lower for the second quarter at 28% compared to 29% for the same quarter last year and remained even 27% for both fiscal years primarily due to sales mix along with reduced vendor rebates received on hardware sold in the current year.

 Operating expenses increased 17% for the second quarter of fiscal 2006 compared to the same quarter a year ago primarily due to employee related expenses from increased headcount, depreciation expense, acquisitions and increased expenses associated to our annual National User Group Meeting. Selling and marketing expenses rose 3% in the current year second quarter to $12.3 million, or 8% of total revenue, from $11.9 million or 9% of total 2005 second quarter revenue. Research and development expenses increased 19% to $8.0 million from $6.7 million, while remaining at 5% of total revenue for the second quarters in fiscal 2006 and 2005. General and administrative costs increased 37% to $11.1 million or 8% of revenue, in the second quarter of fiscal year 2006, from $8.1 million, or 6% of revenue for the same quarter a year ago.

 Operating expenses increased 12% for fiscal 2006 year to date compared to the same period a year ago primarily due to employee related expenses from increased headcount, depreciation expense, acquisitions and increased expenses associated with out banking and credit union annual National User Group Meetings. Selling and marketing expenses rose 5% in the same period to $23.7 million, or 8% of total revenue from $22.7 million or 9% of total revenue. Research and development expenses increased 15% to $14.8 million from $12.9 million, while remaining at 5% of total revenue for the first six months in fiscal 2006 and 2005. General and administrative costs increased 21% to $18.9 million or 7% of revenue for the first half of fiscal 2006 from $15.6 million, or 6% of revenue for the same period a year ago.

 Operating income increased 22% to $34.1 million, or 23% of second quarter revenue, compared to $28.0 million, or 21% of revenue in the second quarter of fiscal 2005. Provision for income taxes is 37.0% for the second quarter in fiscal 2006 compared to 37.5% last year due to changes in the effective state tax rates. Second quarter net income totaled $21.6 million, or $0.23 per diluted share, compared to $17.7 million, or $0.19 per diluted share in the second quarter of fiscal 2005.

 Operating income increased 19% to $64.6 million, or 23% of year to date revenue, compared to $54.2 million, or 21% of revenue year to date in fiscal 2005. Provision for income taxes is 37.0% year to date fiscal 2006 compared to 37.5% year to date in fiscal 2005 due to changes in the effective state tax rates. Year to date net income totaled $41.1 million, or $0.44 per diluted share, compared to $34.4 million, or $0.37 per diluted share in the prior year.

 For the second quarter of 2006, the bank systems and services segment revenue increased 6% to $117.8 million, with a gross margin of 45% from $111.3 million and a gross margin of 43% in the same quarter a year ago. The credit union systems and services segment revenue increased 20% to $29.6 million with a gross margin of 42% for the second quarter of 2005 from $24.7 million and a gross margin of 29% in the same period a year ago. The credit union segment gross profit rose 72% primarily due to the significant increase in support and services revenue and maintaining cost controls.

 For the six months ended December 31, 2005, the bank systems and services segment revenue increased 9% to $229.3 million, with a gross margin of 44% from $211.1 million and a gross margin of 42% a year ago. The credit union systems and services segment revenue increased 13% to $55.1 million for the first half of fiscal 2006, with a gross margin of 40% from $49.0 million and gross margin of 33% in the same period a year ago.

 Balance Sheet, Cash Flow, and Backlog Review

 At December 31, 2005, cash, cash equivalents, and investments increased to $40.9 million from $23.5 million compared to December 31, 2004. Trade receivables increased 17%, or $14.9 million, to $102.8 million compared to a year ago. The increase is primarily due to the increase in annual maintenance billings for newly installed core and complementary customers, increased customers and volume of transactions processed. Note payable increased from none a year ago to $25.0 at December 31, 2005. Deferred revenue increased $13.1 million or 12% to $122.8 million at December 31, 2005 compared to a year ago. Stockholders' equity grew 13% to $547.4 million at December 31, 2005, from $482.4 million a year ago.

 Backlog, which is a measure of future business and revenue, increased 10% from year-ago levels and increased 4% from September 2005. December 31, 2005 backlog total is $213.8 million ($63.8 million in-house and $150.0 million outsourcing). Backlog at December 31, 2004, was $194.5 million ($68.4 million in-house and $126.1 million outsourcing) and at September 30, 2005, was $205.8 million ($63.4 million in-house and $142.4 million outsourcing).

 Cash flow from operations increased to $107.0 million for the first half of fiscal 2006 from $94.2 million for the same period in fiscal 2005. For the current year, cash flow from operations consisted of $41.1 million net income, depreciation and amortization expense of $21.3 million, plus a combined increase of $3.3 million in deferred income taxes, the gain on disposal of property and equipment and stock-based compensation expense. The balance consists of the change in receivables of $107.3 million less the change of $15.0 million for prepaid and accrued expenses, and accounts payable, less the $52.0 million change in deferred revenues and plus the change in income taxes of $1.0 million. For fiscal year 2005, cash flow from operations consisted of $34.4 million net income, depreciation and amortization expense of $18.8 million, plus a combined increase of $4.0 million in deferred income taxes and the loss on disposal of property and equipment. The balance consists of the change in receivables of $88.2 million less the change of $7.0 million for prepaid and accrued expenses, accounts payable, and income taxes, less the change of $44.2 million in deferred revenues.

 Net cash used in investing activities for the current year was $45.8 million and included mainly capital expenditures of $18.7 million, payment for Profitstar acquisition of $19.2 million, and capitalized software development of $8.1 million. In the first half of fiscal 2005, net cash used in investing activities of $136.6 million and consisted mainly of $109.9 million for payment of acquisitions, $23.6 million in capital expenditures and $3.2 million for capitalized software development.

 Net cash from financing activities used cash of $34.6 million and included a net repayment of the credit facility of $20.0 million, payment of dividends of $8.2 million and the purchase of treasury stock of $12.6 million. Cash used was offset by proceeds of $6.2 million from the exercise of stock options and sale of common stock. For the first half of fiscal 2005, cash used in financing activities was $7.2 million for dividends paid, offset by $10.0 million for a note payable and the proceeds from the exercise of stock options and sale of common stock of $8.3 million.


 About Jack Henry & Associates

 Jack Henry & Associates, Inc. provides integrated computer systems and processes ATM and debit card transactions for financial institutions. Jack Henry markets and supports its systems throughout the United States and has over 8,600 customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com. The company will hold a conference call on February 2; at 7:45 a.m. Central Time and investors are invited to listen at www.jackhenry.com.

 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.


 Condensed Consolidated Statements of Income
 (In Thousands, Except Per Share Data - unaudited)


                                    Three Months Ended                  Six Months Ended
                                       December 31,       % Change        December 31,        % Change
                                   --------------------   --------    --------------------    --------
                                     2005        2004                   2005        2004
                                   --------    --------               --------    --------
 REVENUE
   License                        $  20,836   $  22,148      -6%     $  37,744   $  41,699       -9%
   Support and service              106,524      87,726      21%       205,925     171,374       20%
   Hardware                          20,057      26,086     -23%        40,731      46,983      -13%
                                   --------    --------               --------    --------
     Total                          147,417     135,960       8%       284,400     260,056        9%

 COST OF SALES
   Cost of license                    1,061       1,734     -39%         1,912       3,343      -43%
   Cost of support and service       66,356      60,946       9%       130,593     116,976       12%
   Cost of hardware                  14,517      18,531     -22%        29,857      34,426      -13%
                                   --------    --------               --------    --------
     Total                           81,934      81,211       1%       162,362     154,745        5%
                                   --------    --------               --------    --------

 GROSS PROFIT                        65,483      54,749      20%       122,038     105,311       16%
 Gross Profit Margin                     44%         40%                    43%         40%

 OPERATING EXPENSES
   Selling and marketing             12,300      11,920       3%        23,740      22,652        5%
   Research and development           8,003       6,741      19%        14,752      12,883       15%
   General and administrative        11,130       8,127      37%        18,935      15,592       21%
                                   --------    --------               --------    --------
     Total                           31,433      26,788      17%        57,427      51,127       12%
                                   --------    --------               --------    --------

 OPERATING INCOME                    34,050      27,961      22%        64,611      54,184       19%

 INTEREST INCOME (EXPENSE)
   Interest income                      425         359      18%           868         818        6%
   Interest expense                    (132)        (14)   >100%          (307)        (17)    >100%
                                   --------    --------               --------    --------
      Total                             293         345     -15%           561         801      -30%
                                   --------    --------               --------    --------

 INCOME BEFORE INCOME TAXES          34,343      28,306      21%        65,172      54,985       19%

 PROVISION FOR INCOME TAXES          12,707      10,614      20%        24,114      20,619       17%
                                   --------    --------               --------    --------
 NET INCOME                       $  21,636   $  17,692      22%     $  41,058   $  34,366       19%
                                   ========    ========               ========    ========

 Diluted net income per share     $    0.23   $    0.19              $    0.44   $    0.37
                                   ========    ========               ========    ========
 Diluted weighted avg shares
   outstanding                       93,637      92,957                 93,818      92,721
                                   ========    ========               ========    ========


 Consolidated Balance Sheet Highlights
 (In Thousands-unaudited)                           Dec 31           % Change
                                            ----------------------   --------
                                              2005          2004
                                            --------      --------
 Cash, cash equivalents and investments    $  40,910     $  23,512        74%
 Receivables                                 102,841        87,921        17%
 TOTAL ASSETS                                765,878       661,588        16%

 Accounts payable and accrued expenses     $  29,067     $  39,529       -26%
 Note Payable                                 25,000             -         -
 Deferred revenue                            122,811       109,742        12%
 STOCKHOLDERS' EQUITY                        547,362       482,362        13%

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